Exhibit 10.32
EXECUTION
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) is entered into as of December 17, 2009 among QUEST CHEROKEE, LLC, a Delaware limited liability company (the “Borrower”), QUEST ENERGY PARTNERS, L.P., a Delaware limited partnership (the “MLP”), QUEST CHEROKEE OILFIELD SERVICE, LLC, a Delaware limited liability company (“QCOS”), STP NEWCO, INC., an Oklahoma corporation (“STP,” QCOS and MLP collectively called the “Guarantors” and individually a “Guarantor”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively), KEYBANK NATIONAL ASSOCIATION, as Documentation Agent, and the undersigned Lenders comprising all Lenders.
     Reference is made to the Amended and Restated Credit Agreement dated as of November 15, 2007 among Borrower, the Administrative Agent, the Collateral Agent and the Lenders parties thereto, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of April 15, 2008, a Second Amendment to Amended and Restated Credit Agreement dated as of October 28, 2008, a Third Amendment to Amended and Restated Credit Agreement dated as of May 29, 2009 and a Fourth Amendment to Amended and Restated Credit Agreement dated as of June 30, 2009 (as amended, the “Credit Agreement”). Unless otherwise defined in this Fifth Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Fifth Amendment.
RECITALS
     A. The Borrower, Guarantors, Administrative Agent and Lenders desire to enter into this Fifth Amendment.
     Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:
     Paragraph 1. Amendments. Effective as of the Fifth Amendment Effective Date (hereinafter defined), the Credit Agreement is amended as follows:
     1.1 Introductory Paragraph. The introductory paragraph of the Credit Agreement is amended to read in its entirety as follows:
     “THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 15, 2007, among QUEST RESOURCE CORPORATION, a Nevada corporation, (the “Initial Co-Borrower”), QUEST CHEROKEE, LLC, a Delaware limited liability company (the “Borrower”), QUEST ENERGY PARTNERS, L.P., a Delaware master limited partnership, which after the Recombination will be a Delaware limited liability company known as PostRock Energy, LLC (the “MLP”), each lender from time to time party hereto (collectively, the “Lenders” and individually, “Lender”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent.”
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     1.2 Preliminary Statements. Preliminary Statement (7) of the Credit Agreement is amended to read in its entirety as follows:
     “(7) Administrative Agent and Lenders agree upon receipt of the Closing Date Prepayment Amount and reduction of the Outstanding Amount of Indebtedness under this Agreement to an amount not to exceed $75,000,000 to release and discharge from any liability associated with the Indebtedness under this Agreement each of the Initial Co-Borrower and Quest Energy Service, LLC and Quest Oil & Gas, LLC (collectively with the Co-borrower, the “Closing Date Released Parties”); provided, however, that as of the closing of the Recombination, Quest Parent will, pursuant to Section 6.14, guarantee the Obligations and Quest Parent will not thereafter be a Closing Date Released Party.”
     1.3 Preliminary Statements. A new Preliminary Statement (9) is added to the Credit Agreement to read in its entirety as follows:
     “(9) Effective as of the Fifth Amendment Effective Date, the Aggregate Revolving Commitment shall be permanently reduced to zero and each Lender’s Revolving Commitment shall be permanently cancelled and reduced to zero.
1.4	Definitions. Section 1.01 of the Credit Agreement is amended as follows:
     (a) The following definitions are amended in their entirety to read as follows:
     “Aggregate Revolving Commitment means collectively the Revolving Commitments of all the Lenders and as of the Fifth Amendment Effective Date will be permanently reduced to zero.”
     “Agreement means this Amended and Restated Credit Agreement as amended by the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement, the Third Amendment to Credit Agreement, the Fourth Amendment to Credit Agreement and the Fifth Amendment to Credit Agreement.”
     “Borrowing Base Deficiency means the Total Outstandings at any time exceed the Borrowing Base then in effect.”
     “Change of Control means (i) prior to the Recombination (a) Quest Parent shall fail to own, directly or indirectly, or fail to have voting control over, at least 51% of the equity interest of the General Partner, (b) any Person, entity or group (other than a Quest Party) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51% or more of the equity interests in the MLP, (c) the MLP shall fail to own, directly or indirectly, 100% of the equity interests in the Borrower, or (d) a Parent Change of Control shall occur; provided, however, that actions taken to effect the Recombination and the Recombination itself shall not be deemed a Change of Control, and (ii) on and after the Recombination (a) Post-Recombination Parent shall fail to own, directly or indirectly, or fail to have voting control over 100% of the Voting Stock of Quest Parent, (b) Quest Parent shall fail to own, directly or indirectly, or fail to have voting control over 100% of the Voting Stock of MLP, (c) MLP shall fail to own, directly or indirectly, or fail to have
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voting control over 100% of the Voting Stock of Borrower or (d) a Parent Change of Control shall occur.”
     “Consolidated Interest Charges means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the excess of (I) the sum of (a) all interest, premium payments, fees, charges and related expenses of the MLP and its Subsidiaries in connection with Indebtedness (net of interest rate Swap Contract settlements (including capitalized interest) and net of (i) any write-off of debt issuance costs and (ii) prepayment premium of Indebtedness repaid in connection with the initial public offering of the MLP’s common units in November, 2007), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the MLP and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP over (II) all interest income for such period.”
     “Facility means prior to the Fifth Amendment Effective Date, the revolving credit facility as described in and subject to the limitations set forth in Section 2.01, and on and after the Fifth Amendment Effective Date, the term loan credit facility under this Agreement.”
     “General Partner means Quest Energy GP, LLC, a Delaware limited liability company, the sole general partner of the MLP prior to the Recombination, which in connection with the Recombination will be merged into MLP after the MLP has been converted to a limited liability company and its general partner interest in the MLP will be cancelled for no consideration.”
     “Guarantors means any Person, including the MLP and every present and future Subsidiary of Borrower and the MLP, which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty, or otherwise but after the payment of the Closing Date Prepayment Amount shall not include any of the Closing Date Released Parties and after the Recombination will include the Post-Recombination Parent and Quest Parent.”
     “Guaranty means a Guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, including the MLP Guaranty and any Subsidiary Guaranty, each in form and substance acceptable to the Administrative Agent, and after the Recombination will include the Post-Recombination Parent Guaranty and Quest Parent Guaranty.”
     “Interest Coverage Ratio means for any relevant period and as of any determination date, as calculated based on the quarterly compliance certificate most recently delivered pursuant to Section 6.02(a) for the MLP and its Subsidiaries, the ratio of (a) Consolidated EBITDA for the such period ending on the determination date to (b) Consolidated Interest Charges during such period.”
     “Interest Payment Date means, as to any Revolving Loan, the last Business Day of each month and the Maturity Date.”
     “Leverage Ratio means, for the MLP and its Subsidiaries on a consolidated basis, the ratio, as calculated based on the quarterly compliance certificate most recently
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delivered pursuant to Section 6.02(a), of (a) Consolidated Funded Debt as of the determination date to (b) Consolidated EBITDA for the four (4) fiscal quarters ending on the applicable determination date.”
     “Loan Party means each of the Borrower, each Guarantor (including the MLP but excluding Post-Recombination Parent and Quest Parent), and each other entity that is an Affiliate of the Borrower that executes one or more Loan Documents (other than Post-Recombination Parent and Quest Parent) but after the payment of the Closing Date Prepayment Amount shall not include any of the Closing Date Released Parties.”
     “Material Agreements means the following: (a) the Omnibus Agreement, (b) Midstream Services and Gas Dedication Agreement, (c) the Tax Sharing Agreement, (d) the LLC Agreement, (e) the Partnership Agreement (MLP), and (f) any agreement or agreements entered into in replacement or substitution of any of the forgoing. “Material Agreement” means each of such Material Agreements.”
     “Material Disposition means any sale, transfer or other disposition of Borrowing Base Oil and Gas Properties or series of related sales, transfers or other dispositions of Borrowing Base Oil and Gas Properties that yields gross proceeds to the Borrower or any Subsidiaries in excess of two percent (2%) of the then current Borrowing Base.”
     “Maturity Date means the earliest to occur of (a) July 11, 2010 if the Recombination does not occur by July 10, 2010, (b) March 31, 2011 if the Recombination does occur by July 10, 2010 or (c) such earlier date as a result of any acceleration pursuant to Section 8.02(b).”
     “Parent Change of Control means (i) prior to the Recombination, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of Voting Stock of Quest Parent; provided, however, that a merger of Quest Parent into another entity in which the other entity is the survivor shall not be deemed a Parent Change of Control if Quest Parent’s stockholders of record as constituted immediately prior to such acquisition hold more than 50% of the outstanding shares of Voting Stock of the surviving entity; provided, however, that actions taken to effect the Recombination and the Recombination itself shall not be deemed a Change in Control, and (ii) on and after the Recombination, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of Voting Stock of Post-Recombination Parent; provided, however, that a merger of Post-Recombination Parent into another entity in which the other entity is the survivor shall not be deemed a Parent Change of Control if Post-Recombination Parent’s stockholders of record as constituted immediately prior to such acquisition hold more than 50% of the outstanding shares of Voting Stock of the surviving entity; provided further, however, that in no event will the issuance of new equity by the Post-Recombination Parent result in a Parent Change of Control.”
     “Pro Rata Share means with respect to each Lender, at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of
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which is the amount of Revolving Loans of such Lender at such time and the denominator of which is the amount of aggregate Revolving Loans of all Lenders at such time.”
     “Quest Parent means Quest Resource Corporation, a Nevada corporation, which after the Recombination will be known as PostRock Resource Corporation.”
     “Quest Parent Credit Facility means that certain Second Amended and Restated Credit Agreement dated as of September 11, 2009 among Quest Parent, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, and Royal Bank of Canada, as lender, as amended from time to time.”
     “Quest Party means Quest Parent or any Subsidiary of Quest Parent, other than the General Partner, the MLP and its subsidiaries and the Borrower and its Subsidiaries and after the Recombination shall also mean Post-Recombination Parent or any Subsidiary of Post-Recombination Parent, other than the MLP and its subsidiaries and the Borrower and its Subsidiaries.”
     “Required Lenders means, as of any date of determination, Lenders holding in the aggregate more than 66 2/3% of the combined principal amount of Revolving Loans; provided that the portion of any Revolving Loan held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.”
     “Revolving Commitment means, as to each Lender, its obligation to (a) make Revolving Loans to Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) the amount set out opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (ii) such Lender’s Pro Rata Share of the Borrowing Base then in effect; provided, that on and after the Fifth Amendment Effective Date the Revolving Commitment shall be permanently cancelled and reduced to zero.”
     “Reserve Report means a report prepared by an internal petroleum engineer of the Borrower regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties, using the criteria and parameters required by and acceptable to the Society of Petroleum Engineers and incorporating the present cost of appropriate plugging and abandonment obligations to be incurred in the future, taking into account any plugging and abandonment fund required to be accrued or established by Borrower out of cash flow from the Borrowing Base Oil and Gas Properties covered by such report with respect to such future obligations.”
     “Revolving Loan means an extension of revolving credit by a Lender to the Borrower pursuant to Section 2.01 and on and after the Fifth Amendment Effective Date such Revolving Loan shall be automatically converted to a term loan and Revolving Loan shall mean and be a reference to such term loan.”
     “Revolving Note means a revolving promissory note of Borrower in substantially the form of Exhibit B, evidencing the obligation of Borrower to repay the Revolving
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Loans and all renewals and extensions of all or any part thereof and “Revolving Notes” collectively means all of such promissory notes and on and after the Fifth Amendment Effective Date each Revolving Note shall be automatically converted to a term note and Revolving Note shall mean and be a reference to such term note.”
     (b) The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:
     “Allocated G&A Expense means, for any particular period, the MLP’s Allocation Percentage of Post-Recombination Parent’s reasonable general and administrative expenses.”
     “Allocation Percentage means for each of MLP, QMLP and Quest Parent, a fraction (expressed as a percentage, carried out to the second decimal place), the numerator of which is such Person’s reasonable allocated general and administrative expenses (with the method of allocation to be established as set forth on Exhibit E and to be reasonably acceptable to the Lenders) (which expenses will be allocated to such Person in a manner consistent with MLP’s, QMLP’s and Quest Parent’s current practices) and the denominator of which is the sum of all reasonable allocated general and administrative expenses for each of MLP, QMLP and Quest Parent.”
     “Bluestem means Bluestem Pipeline, LLC, a Delaware limited liability company.
     “Basis Points or “bps” means for one Basis Point, 1/100th of 1%.”
     “Capital Expenditure means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of MLP, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.”
     “Completion CapEx means Capital Expenditures incurred or to be incurred by MLP, Borrower or any Subsidiary to complete each of the 108 wells already drilled in the Cherokee Basin as of the Fifth Amendment Effective Date but not completed.”
     “Excess Book Cash means an amount equal to consolidated book cash of the MLP, Borrower and their consolidated Subsidiaries at the end of a quarter, as shown on a balance sheet as at such quarter-end prepared in accordance with GAAP less the sum of (i) restricted cash set aside for accrued royalty payments owing by the MLP, Borrower and their consolidated Subsidiaries, (ii) restricted cash set aside to secure letters of credit issued for the account of MLP, Borrower or any of their consolidated Subsidiaries, (iii) restricted cash set aside for accrued and unpaid taxes of the MLP, Borrower and their consolidated Subsidiaries, (iv) quarterly estimated federal income taxes of the MLP, Borrower and their consolidated Subsidiaries (to the extent not reflected in (iii) above), (v) restricted cash set aside for any other amounts accrued and unpaid during the quarter just ended and approved in writing by the Required Lenders, and (vi) $5,000,000.”
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     “Excluded Loan Party means Post-Recombination Parent and Quest Parent.”
     “Fifth Amendment Effective Date means December 17, 2009.”
     “Fifth Amendment to Credit Agreement means that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of December 17, 2009, among the Borrower, Guarantors, Royal Bank of Canada, as Administrative Agent, Collateral Agent and as a Lender, KeyBank National Association, as Documentation Agent and a Lender, and the other Lenders party thereto.”
     “Maintenance CapEx means Capital Expenditures by MLP, Borrower or any Subsidiary (i) necessary to maintain current or currently expected production volumes from wells currently producing and the 108 wells to be completed in connection with the Well Completion Undertaking, (ii) to extend or renew Hydrocarbon leases for Oil and Gas Properties that are expiring or have expired, and (iii) to drill wells to maintain Hydrocarbon leases for Oil & Gas Properties that would terminate if a well were not drilled.”
     “Midstream Services and Dedication Agreement means that certain Midstream Services and Gas Dedication Agreement dated as of December 22, 2006 among Bluestem and Quest Parent, as amended.”
     “Post-Recombination Parent means PostRock Energy Corporation a Delaware corporation, formerly known as New Quest Holdings Corp., which will be the sole shareholder of Quest Parent after the Recombination.”
     “Post-Recombination Parent Guaranty means a Guaranty made by Post-Recombination Parent in favor of the Administrative Agent on behalf of the Lenders, in form and substance acceptable to the Administrative Agent, guaranteeing repayment of the Obligations, which Guaranty will be (i) pari passu with Post-Recombination Parent’s guarantee of all “Obligations” (as defined in the QMLP Credit Agreement) and (ii) senior to Post-Recombination Parent’s guarantee of all “Obligations” (as defined in the Second Lien Senior Term Loan Agreement).”
     “QMLP means Quest Midstream Partners, L.P., a Delaware limited partnership, which as part of the Recombination will be merged into Quest Midstream Acquisition, LLC, a Delaware limited liability company that will be renamed PostRock Midstream, LLC.”
     “QMLP Credit Agreement means that certain Amended and Restated Credit Agreement dated as of November 1, 2007 among QMLP and Bluestem, as borrowers, Royal Bank of Canada, as administrative agent and collateral agent and the lenders party thereto, as amended from time to time.”
     “QMLPGP means Quest Midstream GP, LLC, a Delaware limited liability company, and the sole general partner of QMLP prior to the Recombination and pursuant to the Recombination Agreement will be merged into Quest Midstream Acquisition, LLC.”
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     “Quest Parent Guaranty means a Guaranty made by Quest Parent in favor of the Administrative Agent on behalf of the Lenders, in form and substance acceptable to the Administrative Agent, guaranteeing repayment of the Obligations, which Guaranty will be (i) pari passu with Quest Parent’s guarantee of all “Obligations” (as defined in the QMLP Credit Agreement) and (ii) senior to Quest Parent’s guarantee of all “Obligations” (as defined in the Second Lien Senior Term Loan Agreement).”
     “Recombination means the transactions specified in the Recombination Agreement, pursuant to which the equity owners of Quest Parent, the MLP and QMLP will exchange their equity in such entities for equity in PostRock Energy Corporation, a Delaware corporation, formerly known as New Quest Holdings Corp., a new holding company, which upon the closing of the Recombination will own, directly or indirectly, 100% of the equity in Quest Parent, the MLP and QMLP.”
     “Recombination Agreement means that certain Agreement and Plan of Merger, dated as of July 2, 2009, among PostRock Energy Corporation, a Delaware corporation (formerly known as New Quest Holdings Corp.), Quest Parent, QMLP, MLP, QMLPGP, the General Partner, Quest Resource Acquisition Corp., Quest Energy Acquisition, LLC, Quest Midstream Holdings Corp. and Quest Midstream Acquisition, LLC, as the same may be amended, modified or waived from time to time in accordance with Section 7.14, pursuant to which the Recombination will be consummated.”
     “Tax Sharing Agreement means that certain tax sharing agreement involving MLP, Borrower or any of their Subsidiaries and any one or more of Post-Recombination Parent, Quest Parent and/or QMLP and providing for an agreement among the parties relating to the allocation of, and payment of, federal income (and state income, franchise and severance) taxes.”
     “Transfer Payments means (i) prior to the Recombination, any payment to Borrower, MLP, any Subsidiary, Quest Parent or any combination of the foregoing, and (ii) after the Recombination, any payment to Borrower, MLP, any Subsidiary, Quest Parent, Post-/Recombination Parent or any combination of the foregoing.”
     “Well Completion Undertaking means a Well Completion Undertaking among MLP and Borrower, on the one hand, and QMLP and Bluestem, on the other hand, to be entered into prior to the first to occur of (i) MLP’s or Borrower’s expending any Completion CapEx and (ii) January 31, 2010, pursuant to which the MLP and Borrower commit, on a well-by-well basis, to complete wells in accordance with the schedule set forth therein and QMLP and Bluestem commit, on a well-by-well basis, to hook up each well completed so as to assure timely pipeline access for sale of gas from such well and which Well Completion Undertaking will provide that the Lenders are third party beneficiaries of such Well Completion Undertaking.”
     (c) The following definitions are deleted in Section 1.01 of the Credit Agreement and wherever else they may appear in the Agreement or any Loan Document:
     “Adjusted Consolidated EBITDA”
     “Available Liquidity”
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     “Distribution Equivalent Amount”
     “Increase Effective Date”
     “Quarterly Borrower Distributions”
     “Quarterly MLP Distributions”
     “Second Lien Senior Term Loan Paydown Period”
     1.5 Section 1.05. Section 1.05 of the Credit Agreement is amended to read in its entirety as follows:
     “1.05 References to Agreements, Persons and Laws; Rules of Construction. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents). No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representatives drafted such provision.”
     1.6 Section 2.01. Section 2.01 of the Credit Agreement is amended to read in its entirety as follows:
     “2.01 Revolving Loans. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make revolving loans (each such revolving loan a “Revolving Loan”) to Borrower from time to time on any Business Day during the period from the Closing Date to the Fifth Amendment Effective Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment as set forth on Schedule 2.01; provided that, after giving effect to any Borrowing, (a) the Total Outstandings shall not exceed the lesser of (i) Aggregate Revolving Commitments and (ii) the Borrowing Base, and (b) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Commitment; provided further that on and after the Fifth Amendment Effective Date all outstanding Revolving Loans shall be automatically converted to term loans, the Aggregate Revolving Commitment will be permanently cancelled and reduced to zero and each Lender’s Revolving Commitment will be permanently cancelled and reduced to zero. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01 until the Fifth Amendment Effective Date. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”
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     1.7 Section 2.02. Section 2.02 of the Credit Agreement is amended to read in its entirety as follows:
     “2.02 Borrowing Base.
     (a) The Borrowing Base in effect as of the Closing Date is $160,000,000.00 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. The Borrowing Base shall be redetermined from time to time pursuant to the provisions of this Section. As of the Fifth Amendment Effective Date the Borrowing Base is $145,000,000.00.
     (b) After the Fifth Amendment Effective Date, on or before each March 31, June 30, September 30 and December 31 until the Maturity Date, the Borrower shall furnish to the Administrative Agent a Reserve Report, which shall set out, as of each preceding December 31, March 31, June 30 or September 30, as applicable, the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. Each Reserve Report may be prepared by the Borrower’s own internal petroleum engineers, shall be certified by the President or other Responsible Officer of the Borrower and shall be internally generated and prepared on a roll forward basis from the prior Reserve Report. Each Reserve Report relating to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties as of December 31 shall be audited by Cawley Gillespie & Associates, Inc. or other independent reservoir engineers acceptable to Administrative Agent. Each Reserve Report as of March 30, June 30 and September 30 shall include a reconciliation from the prior December 31 Reserve Report. Upon receipt of each such Reserve Report, the Administrative Agent shall make a determination of the Borrowing Base which shall become effective no earlier than February 1, May 1, August 1 and November 1, as applicable, of each year commencing on or about May 1, 2010, in the case of an increase in the Borrowing Base, upon approval of all Lenders and the L/C Issuer (although the Borrowing Base may be increased, the Borrower has no right to request additional Credit Extensions and the Lenders have no commitment to lend any additional funds under this Agreement or any other Loan Document), and in the case of maintaining or decreasing the Borrowing Base, upon approval of the Administrative Agent and the Required Lenders and in any case with the subsequent written notification from the Administrative Agent to the Borrower. Administrative Agent shall announce the redetermined Borrowing Base on or about May 1, 2010 (but no later than May 15, 2010) with respect to the December 31, 2009 Reserve Report, on or about August 1, 2010 (but no later than August 15, 2010) with respect to the March 31 Reserve Report, on or about November 1, 2010 (but no later than November 15, 2010) with respect to the June 30 Reserve Report and on or about February 1, 2011 (but no later than February 15, 2011) with respect to the September 30 Reserve Report. Such redetermined Borrowing Base, subject to the other provisions of this Agreement, shall be the Borrowing Base until the effective date of the next redetermination of the Borrowing Base as set out in this Section 2.02.
     (c) During each period between scheduled redeterminations of the Borrowing Base, the Required Lenders shall have the right to initiate one (1) unscheduled
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redetermination of the Borrowing Base by requesting in writing that the Borrower provide an unscheduled and unaudited Reserve Report regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties with an effective date not more than thirty days prior to Borrower’s delivery of such Reserve Report to the Administrative Agent, and such Reserve Report shall be delivered to the Administrative Agent within thirty days after Borrower’s receipt of such written request; provided, however, that there shall not be any more than two (2) unscheduled redeterminations of the Borrowing Base under this Section 2.02(b) during any twelve (12) month period.
     (d) In addition to the redetermination provided for in Section 2.02(c), upon a Material Disposition or any material (in the judgment of the Administrative Agent or the Required Lenders) defect in title, or failure of title to, two percent (2%) or more of the PV-10 of the Borrowing Base Oil and Gas Properties, the Administrative Agent may, and upon the request of the Required Lenders shall, redetermine the Borrowing Base by requesting in writing that the Borrower provide an unscheduled Reserve Report regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties with an effective date not more than thirty days prior to Borrower’s delivery of such Reserve Report to the Administrative Agent, and such Reserve Report shall be delivered to the Administrative Agent within thirty days after Borrower’s receipt of such written request.
     (e) During each period between scheduled redeterminations of the Borrowing Base, the Borrower shall have the right to request, by written notice to the Administrative Agent, one (1) unscheduled redetermination of the Borrowing Base, subject to contemporaneously providing to the Administrative Agent a Reserve Report with an effective date not more than thirty days prior to the date of such notice; provided, however, that there shall not be any more than two (2) unscheduled redeterminations of the Borrowing Base under this Section 2.02(e) during any twelve (12) month period.
     (f) In addition to the redetermination provided for in Section 2.02(d), upon a Material Acquisition, the Borrower may, from time to time upon written notice to the Administrative Agent, propose to add Oil and Gas Properties to the Borrowing Base Oil and Gas Properties. Any such proposal to add Oil and Gas Properties to the Borrowing Base Oil and Gas Properties shall be accompanied by a Reserve Report applicable to such properties that conforms to the requirements of Section 2.02, and evidence sufficient to establish that the Borrower or the other applicable Loan Party has Marketable Title to such Oil and Gas Properties, and any such addition shall become effective at such time as: (a) the Administrative Agent, with the approval of all the Lenders, has made a determination of the amount by which the Borrowing Base would be increased as the result of such addition and (b) the conditions set out in Article IV hereof, to the extent they are applicable to such additional Oil and Gas Properties of the Borrower, have been satisfied. In determining the increase in the Borrowing Base pursuant to this Section, the Administrative Agent and the Lenders shall apply the parameters and other credit factors set out in Section 2.02.
     (g) Intentionally Deleted.
     (h) If in connection with a redetermination of the Borrowing Base maintaining or decreasing the Borrowing Base, the Required Lenders cannot otherwise agree on the new Borrowing Base, then the Borrowing Base shall be the Administrative
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Agent’s calculation of the “weighted arithmetic average” (as hereinafter calculated) of the Borrowing Base, as determined by each individual Lender and communicated to the Administrative Agent in writing. However, the amount of the Borrowing Base shall never be increased at any time without the unanimous consent of all the Lenders, notwithstanding anything else herein to the contrary. For purposes of this paragraph, the “weighted arithmetic average” of the Borrowing Base shall be determined by first multiplying the Borrowing Base proposed in writing to Administrative Agent by each Lender by such Lender’s Pro Rata Share, and then adding the results of each such calculation, with the resultant sum being the Borrowing Base.
     (i) The Borrowing Base shall represent the Required Lenders’ approval (except where unanimous consent is required) of the Administrative Agent’s determination, in accordance with their customary oil and gas lending practices, of the maximum loan amount that may be supported by the Borrowing Base Oil and Gas Properties and the Borrower acknowledges, for purposes of this Agreement, such determination by the Administrative Agent as being the maximum loan amount that may be supported by the Borrowing Base Oil and Gas Properties. In making any redetermination of the Borrowing Base, the Administrative Agent and the Lenders shall apply the parameters and other credit factors consistently applied then generally being utilized by the Administrative Agent and each such Lender, respectively, for Borrowing Base redeterminations for other similarly situated borrowers. The MLP, the Borrower, Lenders and the Administrative Agent acknowledge that (i) due to the uncertainties of the oil and gas extraction process, the Borrowing Base Oil and Gas Properties are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, (ii) for this reason and the difficulties and expenses involved in liquidating and collecting against the Borrowing Base Oil and Gas Properties, the Administrative Agent’s determination of the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties contains an equity cushion, which equity cushion is acknowledged by the Borrower as essential for the adequate protection of the Lenders, and (iii) decisions regarding the Borrowing Base shall be made by the Lenders in their sole discretion.”
     1.8 Section 2.03(a). Section 2.03(a) of the Credit Agreement is amended by adding a new sentence at the end thereof as follows:
“After the Fifth Amendment Effective Date, Borrower will arrange as quickly as possible to have its Eurodollar Rate Loans be for one month periods with the last day of each Interest Period being the last Business Day of a month, so to facilitate the monthly payment of interest and to such end Lenders shall offer Interest Periods of 15 days, if available, to Borrower.”
     1.9 Section 2.04(b). Section 2.04(b) of the Credit Agreement is amended to read in its entirety as follows:
     “(b) Mandatory Prepayments. If for any reason (including a redetermination of the Borrowing Base) a Borrowing Base Deficiency exists, Borrower shall within ten (10) days after being notified of such Borrowing Base Deficiency by the Administrative Agent indicate in writing Borrower’s decision and plan to do one or more of the following to eliminate such Borrowing Base Deficiency:
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     (i) prepay Revolving Loans in an aggregate amount equal to such Borrowing Base Deficiency within thirty (30) days after being notified of the Borrowing Base Deficiency; or
     (ii) prepay Revolving Loans in an aggregate amount equal to such Borrowing Base Deficiency in two equal monthly installments beginning on or before the 30th day after being notified of the Borrowing Base Deficiency.
Provided, however, on any date on which Borrower or another Loan Party sells any of its Borrowing Base Oil and Gas Properties in a Material Disposition, the Borrowing Base shall be automatically reduced to the loan value (determined in accordance with the procedures for determining the Borrowing Base) of the remaining Borrowing Base Oil and Gas Properties and with respect to a Borrowing Base Deficiency resulting from such Material Disposition, such Borrowing Base Deficiency shall be repaid immediately by the Borrower with the net cash proceeds of such Material Disposition to the extent received (and any remaining Borrowing Base Deficiency shall be repaid pursuant to this Section 2.04(b)). Following any payment of the Borrowing Base Deficiency, the Borrower shall have the right to request a Borrowing Base redetermination (which right shall be in addition to the Borrower’s right to request a redetermination of the Borrowing Base pursuant to Section 2.02(e)).”
     1.10 Section 2.04(c). Section 2.04(c) of the Credit Agreement is amended to read in its entirety as follows:
     “(c) Mandatory Prepayments from Net Cash Proceeds. All proceeds (net of reasonable and customary fees and commissions) received by the Borrower or any Subsidiary from any Disposition of Borrowing Base Oil and Gas Properties of the MLP, Borrower or any Subsidiary (the “Net Proceeds Amount”) shall be applied: first, to cure any Borrowing Base Deficiency that then exists (if any) and second, to prepay outstanding Revolving Loans and the Borrowing Base shall be automatically reduced by the amount of such prepayment. Following any such prepayment and reduction of the Borrowing Base, the Borrower shall have the right to request a Borrowing Base redetermination (which right shall be in addition to the Borrower’s right to request a redetermination of the Borrowing Base pursuant to Section 2.02(e)).”
     1.11 Section 2.04(d). Section 2.04(d) of the Credit Agreement is amended to read in its entirety as follows:
     “(d) Excess Book Cash Prepayments. Until repayment in full of all Obligations, by the 20th Business Day following the end of each quarter commencing with the quarter ending March 31, 2010, Borrower shall (i) make quarterly prepayments of the Revolving Loans outstanding hereunder in an amount equal to Excess Book Cash and (ii) deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders, a calculation of Excess Book Cash as of the end of such quarter.”
     1.12 Section 2.04(e). Section 2.04(e) of the Credit Agreement is hereby designated as Section 2.04(f) and a new Section 2.04(e) is added to read in its entirety as follows:
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     “(e) Returned Cash Collateralization Payments. Any cash collateral deposited or pledged by Borrower to secure letters of credit pursuant to Section 7.01(u) that is returned to Borrower upon the expiration or cancellation of any such letters of credit shall, after the expiration of 30 days after receipt by the Borrower, be applied by the Borrower to prepay outstanding Revolving Loans unless within such 30-day period such cash collateral is used by Borrower to cash collateralize a replacement letter of credit issued for the Borrower or any of its Subsidiaries.”
     1.13 Section 2.06. Section 2.06 of the Credit Agreement is amended to read in its entirety as follows:
     “Section 2.06. Repayment of Revolving Loans. The Borrower shall repay the Revolving Loans, so that the Outstanding Amount of the Revolving Loans is reduced to the amount and by the dates specified below:

Payment Date	Amount
March 31, 2010	$141,000,000
June 30, 2010	$141,000,000
September 30, 2010	$138,000,000
December 31,2010	$134,000,000
Maturity Date	$0.00”
     1.14 Section 2.05. Section 2.05 of the Credit Agreement is amended to read in its entirety as follows:
     “2.05 Reduction or Termination of Revolving Commitments. As of the Fifth Amendment Effective Date the Aggregate Revolving Commitment shall be cancelled and permanently reduce to zero.”
     1.15 Section 2.08. Section 2.08(a) of the Credit Agreement is hereby amended in its entirety to read as follows:
     “(a) Amendment Fee. On the Fifth Amendment Effective Date, each Lender shall have earned, in accordance with its Pro Rata Share, and the Borrower irrevocably agrees to pay to the Lenders, an amendment fee of 50 bps of the Outstanding Amount of Revolving Loans on the Fifth Amendment Effective Date and after giving effect to the required payments on such date. The amendment fee will be fully earned and non-refundable on the Fifth Amendment Effective Date but shall not be payable until the Maturity Date; provided that such fee will be immediately due and payable upon the occurrence of an acceleration of the maturity of the Revolving Loans pursuant to Section 8.02(b).”
     1.16 Section 6.01. Section 6.01 of the Credit Agreement is amended by deleting the word “and” at the end of Section 6.01(c), deleting the period at the end of Section 6.01(d) and replacing it with a semicolon, and adding the following new subsections thereto to read in their entirety as follows:
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     (e) Borrower shall deliver for each fiscal year an annual consolidated overhead budget with projected allocations for each of Quest Parent, QMLP and MLP, the 2010 consolidated overhead budget to be delivered prior to the Fifth Amendment Effective Date and the 2011 consolidated overhead budget to be delivered by December 15, 2010;
     (f) Borrower shall deliver for each fiscal year an annual capital expenditure budget, the 2010 capital expenditure budget to be delivered prior to the Fifth Amendment Effective Date and the 2011 capital expenditure budget to be delivered by December 15, 2010;
     (g) quarterly, coincident with the filing of MLP’s or Post-Recombination Parent’s Form 10K and/or Form 10Q, a report on the results of operations, including variances from budget for Borrower;
     (h) on a monthly basis by the 10th Business Day of the succeeding month, Borrower shall deliver cash flow forecasts for the following 13-week period;
     (i) on a monthly basis by the 10th Business Day of the succeeding month, a report comparing actual receipts and expenditures against the most recently delivered 13-week cash flow forecast and accompanied by an explanation of any variances between such actual and forecasted cash flows and expenditures;
     (j) on a monthly basis by the 10th Business Day of the succeeding month, Borrower shall deliver an updated schedule of actual total overhead and allocation of overhead to each of Post-Recombination Parent, Quest Parent, QMLP and MLP;
     (k) on a monthly basis by the 10th Business Day of the succeeding month, Borrower shall deliver an updated schedule of actual Transfer Payments made by the Borrower pursuant to Sections 7.08(a)(ii), (a)(iii), (b)(ii) and (b)(iii) for costs and expenses, including litigation settlement payments, for the benefit of the business or assets of MLP; and
     (l) on a monthly basis by the 10th Business Day of the succeeding month, Borrower shall deliver a report comparing actual capital expenditures (both Maintenance CapEx and Completion CapEx) against the most recently delivered annual capital expenditure budget.”
     1.17 Section 6.02. Section 6.02 of the Credit Agreement is amended by deleting the word “and” at the end of Section 6.02(c), deleting the period at the end of Section 6.02(d) and replacing it with a semicolon and adding the following subsections (e) and (f) to read in their entirety as follows:
     “(e) by February 28, 2011 or on such earlier date that QMLP delivers to Borrower its calculation of the gathering rate effective for 2011, notice of the gathering rate effective for 2011 under the Midstream Services and Gathering Agreement; and
     (f) within 2 Business Days of the consummation of the Recombination, an executed copy of the Tax Sharing Agreement, which shall be consistent and not deviate
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in any material respect from the term sheet describing such Tax Sharing Agreement previously distributed to the Lenders.”
     1.18 Section 6.07(a). Section 6.07(a) of the Credit Agreement is amended to read in its entirety as follows:
     “6.07 Maintenance of Insurance. (a) Maintain with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is reasonably acceptable to the Administrative Agent and will (i) furnish to the Administrative Agent on each anniversary of the Closing Date a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Administrative Agent is listed as mortgagee on property insurance (except as to properties owned by Quest Parent or a Subsidiary of Quest Parent (or after the Recombination, owned by Post-Recombination Parent) (in each case, other than the MLP and its Subsidiaries)) and the Administrative Agent and Lenders are additional insureds on liability insurance, and (ii) upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained in accordance with this Section.”
     1.19 Section 6.12. Section 6.12 of the Credit Agreement is amended to read in its entirety as follows:
     “6.12 Use of Proceeds. Use proceeds of the Facility on or before the Fifth Amendment Effective Date to (i) pay the Closing Date Prepayment Amount, (ii) finance working capital and general company purposes of the Borrower and its Subsidiaries, including the acquisition, development, exploitation and exploration of Oil and Gas Properties, (iii) fund Quarterly Borrower Distributions (as defined in the Agreement prior to the Fifth Amendment to Credit Agreement); (iv) issue Letters of Credit, and (v) pay fees, costs and expenses owed pursuant to this Agreement; provided, however, no proceeds of the Facility may be used to pay or prepay any Indebtedness owing under the Second Lien Senior Term Loan Agreement.”
     1.20 Section 6.14. Section 6.14 of the Credit Agreement is amended by adding the following sentences at the end thereof as follows:
“Simultaneously with the closing of the Recombination, the Borrower will (y) cause Post-Recombination Parent to execute and deliver to the Administrative Agent the Post-Recombination Parent Guaranty and (z) cause Quest Parent to execute and deliver to the Administrative Agent the Quest Parent Guaranty. Additionally, contemporaneously with the delivery of the Post-Recombination Parent Guaranty and Quest Parent Guaranty, Borrower will cause to be delivered to the Lenders legal opinions, consistent with prior legal opinions rendered by counsel for the Borrower relating to Guaranties, covering the due authorization, execution and delivery of such Guaranties and that such Guaranties
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constitute legal, valid and binding obligations of the respective Guarantor, enforceable in accordance with their terms, subject to normal and customary qualifications.”
     1.21 Section 6.15(a). Section 6.15(a) of the Credit Agreement is amended by adding the following sentences at the end thereof as follows:
     “In addition, within ten (10) days after the Recombination has been consummated, the Borrower will cause Quest Parent to pledge on a first lien basis 100% of the limited liability company interest in the MLP (howsoever named) owned by it as Collateral to secure the Obligations. As of the Fifth Amendment Effective Date, Borrower shall have caused Quest Parent to enter into an amendment to the Quest Parent Credit Facility which will ensure that upon the Recombination the lenders under the Quest Parent Credit Facility will release any Lien they may have on the limited liability company interest in the MLP owned by Quest Parent so that Quest Parent may make the pledge described in this Section.”
     1.22 Section 6.15(b). Section 6.15(b) of the Credit Agreement is amended in its entirety to read as follows:
     “(b) In connection with the actions required pursuant to the foregoing subsection (a), the Borrower and the MLP shall cause the MLP and each Subsidiary of the Borrower and the MLP (and after the Recombination, Quest Parent) to execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, and other documents, and shall use commercially reasonable efforts to obtain third party consents, as shall be reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.”
     1.23 Section 7.01(t). Section 7.01(t) of the Credit Agreement is amended in its entirety to read as follows:
     “(t) any Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any clauses of this Section, provided that such Indebtedness is not increased except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, and is not secured by any additional assets;”
     1.24 Section 7.01(u). Section 7.01(u) of the Credit Agreement is amended in its entirety to read as follows:
     “(u) Liens arising solely by virtue of cash collateralizing (i) that certain $30,000 letter of credit issued for the account of Borrower by Bank of Oklahoma for the benefit of the Kansas Corporation Commission, (ii) that certain $25,000 letter of credit issued for the account of Borrower by Bank of Oklahoma for the benefit of the Oklahoma Corporation Commission, (iii) that certain $25,000 letter of credit issued for the account of Borrower by Comerica Bank for the benefit of the State of West Virginia, (iv) that certain $50,000 letter of credit issued for the account of Borrower by Comerica Bank for
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the benefit of the State of West Virginia, (v) that certain $200,000 letter of credit issued for the account of Borrower by Comerica Bank for the benefit of the State of Oklahoma, (vi) that certain $10,000 letter of credit issued for the account of Borrower by Bank of Oklahoma for the benefit of the Texas Railroad Commission, (vii) that certain $10,000 letter of credit issued for the account of Borrower by Bank of Oklahoma for the benefit of the State of New Mexico, (viii) that certain $1,000,000 letter of credit issued for the account of Borrower by Wells Fargo Bank, N.A. for the benefit of Devon Energy Production Company and Tall Grass Services, LLC, and (ix) up to an additional $500,000 of Liens securing additional letters of credit issued pursuant to Section 7.04(k);”
     1.25 Section 7.01. Section 7.01 of the Credit Agreement is amended by deleting the word “and” at the end of Section 7.01(y), deleting the period at the end of Section 7.01(z) and replacing it with a semicolon and adding the following subsection (aa) to read in its entirety as follows:
     “(aa) Liens securing the Indebtedness owing in connection with the Second Lien Senior Term Loan Agreement; provided such Liens are created pursuant to a Loan Document, such Loan Documents also secure or guarantee the Obligations on a first lien or priority basis and all Liens securing the Indebtedness owing in connection with the Second Lien Senior Term Loan Agreement are second, junior and subordinate to the Liens securing the Obligations under this Agreement.”
     1.26 Section 7.02(d). Section 7.02(d) of the Credit Agreement is amended in its entirety to read as follows:
     “(d) Investments by the MLP in the Borrower;”
     1.27 Section 7.02(f). Section 7.02(f) of the Credit Agreement is amended in its entirety to read as follows:
     “(f) acquisitions by the Borrower or its Subsidiaries of Oil and Gas Properties (I) funded entirely using proceeds from equity issued by the Post-Recombination Parent; provided any such acquired Oil and Gas Properties are pledged to secure, on a first lien basis, the Obligations, and on a junior, second and subordinate lien basis, Indebtedness owing in connection with the Second Lien Senior Term Loan Agreement, and (II) resulting from the re-leasing of Hydrocarbon leases of Oil and Gas Properties previously leased by Borrower or its Subsidiaries that had expired to the extent permitted by Section 7.18; provided any such re-leased Oil and Gas Properties are pledged to secure, on a first lien basis, the Obligations, and on a junior, second and subordinate lien basis, Indebtedness owing in connection with the Second Lien Senior Term Loan Agreement;”
     1.28 Section 7.02(k). Section 7.02(k) of the Credit Agreement is deleted in its entirety.
     1.29 Section 7.04(e). Section 7.04(e) of the Credit Agreement is amended by deleting the figure “$5,000,000” therein and substituting therefor the figure “$2,500,000”.
     1.30 Section 7.04(f). Section 7.04(f) of the Credit Agreement is amended by deleting the figure “$4,000,000” therein and substituting therefor the figure “$2,000,000”.
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     1.31 Section 7.04(h). Section 7.4(h) of the Credit Agreement is amended by deleting the figure “$5,000,000” therein and substituting therefor the figure “$2,500,000”.
     1.32 Section 7.04(i). Section 7.4(i) of the Credit Agreement is amended by deleting the figure “$5,000,000” therein and substituting therefor the figure “$2,500,000”.
     1.33 Section 7.04(c). Section 7.04(c) of the Credit Agreement is amended in its entirety to read as follows:
     “(c) Indebtedness owing in connection with the Second Lien Senior Term Loan Agreement;”
     1.34 Section 7.04. Section 7.04 of the Credit Agreement is amended by deleting the word “and” at the end of Section 7.04(i), adding the word “and” at the end of Section 7.04(j) and adding the following new Section 7.04(k) immediately prior to the unnumbered clause at the end of Section 7.04:
     “(k) reimbursement obligations under letters of credit issued for any Loan Party; provided the aggregate amount of such reimbursement obligations in connection with such letters of credit shall not exceed $1,850,000 at any time.”
     1.35 Section 7.06. Section 7.06 of the Credit Agreement is amended in its entirety to read as follows:
     “7.06 Fundamental Changes. Except in connection with the Recombination and as contemplated by the Recombination Agreement, merge, dissolve, liquidate or consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.”
     1.36 Section 7.07(d). Section 7.07(d) of the Credit Agreement is deleted in its entirety.
     1.37 Section 7.08. Section 7.08 of the Credit Agreement is amended to read in its entirety as follows:
     “7.08 Transfer Payments; Restricted Payments; Distributions and Redemptions. (a) Prior to the closing of the Recombination, declare or make, directly or indirectly, any Transfer Payment or Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
     (i) each Subsidiary may make Transfer Payments and Restricted Payments to the Borrower and to Wholly-Owned Subsidiaries of the Borrower,
     (ii) Borrower may make Transfer Payments to MLP and Quest Parent in reimbursement of reasonable costs or expenses not prohibited by this Agreement and directly incurred by MLP or Quest Parent in the ordinary course of business consistent with historical practices for the benefit of the business or assets of MLP, Borrower or a Subsidiary,
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     (iii) Borrower may make Transfer Payments to MLP for the settlement of litigation against MLP; provided that any such payments in excess of $250,000 annually in the aggregate shall require the consent of the Required Lenders,
     (iv) to the extent MLP receives Transfer Payments from Borrower for such amounts, MLP may make Transfer Payments and Restricted Payments to Quest Parent in reimbursement of reasonable costs or expenses not prohibited by this Agreement and directly incurred by Quest Parent in the ordinary course of business consistent with historical practices for the benefit of the business or assets of MLP, Borrower or a Subsidiary,
     (v) MLP and Borrower may make Transfer Payments and Restricted Payments in reimbursement of costs or expenses associated with overhead and corporate expenses allocated to MLP on a reasonable basis (with the method of allocation of overhead and corporate expenses to be established as set forth on Exhibit E and to be reasonably acceptable to the Lenders), and
     (vi) MLP may make Transfer Payments and Restricted Payments to Quest Parent, in an amount equal to MLP’s consolidated income tax liability (with the method of allocation of income tax obligations to be as set forth on Exhibit F and to be reasonably acceptable to the Lenders).
     (b) After the Recombination, declare or make, directly or indirectly, any Transfer Payment or Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
     (i) each Subsidiary may make Transfer Payments and Restricted Payments to the Borrower and to Wholly-Owned Subsidiaries of the Borrower,
     (ii) Borrower may make Transfer Payments to MLP, Quest Parent and Post-Recombination Parent in reimbursement of reasonable costs or expenses not prohibited by this Agreement and directly incurred by MLP, Quest Parent or Post-Recombination Parent in the ordinary course of business consistent with historical practices for the benefit of the business or assets of MLP, Borrower or a Subsidiary,
     (iii) Borrower may make Transfer Payments to MLP for the settlement of litigation against MLP; provided that any such payments in excess of $250,000 annually in the aggregate shall require the consent of the Required Lenders,
     (iv) to the extent MLP receives Transfer Payments from Borrower for such amounts, MLP may make Transfer Payments and Restricted Payments to Quest Parent and Post-Recombination Parent in reimbursement of reasonable costs or expenses not prohibited by this Agreement and directly incurred by Quest Parent or Post-Recombination Parent in the ordinary course of business
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consistent with historical practices for the benefit of the business or assets of MLP, Borrower or a Subsidiary,
     (v) MLP and Borrower may make Transfer Payments and Restricted Payments in reimbursement of costs or expenses associated with overhead and corporate expenses allocated to MLP in an amount equal to the MLP’s Allocation Percentage of Allocated G&A, and
     (vi) MLP may make Transfer Payments and Restricted Payments to Post-Recombination Parent in an amount equal to MLP’s consolidated income tax liability (with the method of allocation of income tax obligations to be as set forth on Exhibit F and to be reasonably acceptable to the Lenders).”
     1.38 Section 7.10. Section 7.10 of the Credit Agreement is amended to read in its entirety as follows:
     “7.10 Nature of Business; Risk Management; Accounts Payable Practices. Engage in any line of business other than exploration, production and marketing of Hydrocarbons and related activities. In addition to the foregoing, the MLP may not engage in any business other than the ownership of the Borrower and the operation of the MLP. Without the written approval of the Administrative Agent, neither the Borrower nor the MLP may materially change its risk management policy. Neither MLP nor Borrower nor any of their Subsidiaries will alter or change their usual and customary account payable practices other than to change the primary payment dates to the 15th and last day of each month from the first day and 15th day of each month.”
     1.39 Section 7.11. Section 7.11 of the Credit Agreement is amended to read in its entirety as follows:
     “7.11 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions between or among the MLP, the Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate, (ii) any Transfer Payments and Restricted Payments permitted by Section 7.08, (iii) the transactions under the agreements listed on Schedule 7.11, (iv) in the ordinary course of business at prices and on terms and conditions not less favorable to the MLP, the Borrower or such Subsidiary, as applicable, than could be obtained on an arm’s length basis from unrelated third parties and that are not prohibited by this Agreement, (v) after the Recombination, payments to Post-Recombination Parent in an amount equal to the MLP’s Allocation Percentage of Allocated G&A, (vi) after the Recombination, payments to Post-Recombination Parent in an amount equal to the taxes allocated to MLP pursuant to the Tax Sharing Agreement, (vii) payments by MLP, Borrower or any of its Subsidiaries to Bluestem pursuant to the Midstream Services and Dedication Agreement and (viii) payments by MLP, Borrower or any of its Subsidiaries to Quest Eastern Resource, LLC pursuant to that certain gas gathering agreement between Borrower and Quest Eastern Resource, LLC relating to gas gathering in the Appalachian region.”
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     1.40 Section 7.14. Section 7.14 of the Credit Agreement is amended to read in its entirety as follows:
     “7.14 Material Agreements. Permit any amendment of the Recombination Agreement without the written consent of Required Lenders or, except in connection with the Recombination and as contemplated by the Recombination Agreement as in effect on the Fifth Amendment Effective Date or as amended with the consent of Required Lenders, permit (a) any amendment to any Borrower Organization Document or any Material Agreement, if such amendment could reasonably be expected to (y) have a Material Adverse Effect on the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party or (z) otherwise materially adversely affect the Lenders, or (b) any assignment of any Material Agreement if such assignment could reasonably be expected to materially adversely affect the Lenders or have a Material Adverse Effect on the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party.”
     1.41 Section 7.16. Section 7.16 of the Credit Agreement is amended by deleting clause (d) thereof (Liquidity Maintenance) and amending the penultimate paragraph of Section 7.16 to read in its entirety as follows:
     “For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the covenants set forth in this Section 7.16 (which calculation shall, in all respects, be acceptable to, and approved by the Administrative Agent), (i) if at any time after the first day of such Reference Period the MLP or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Oil and Gas Property that is the subject of such Material Disposition for such Reference Period and (ii) if at any time after the first day of such Reference Period the MLP or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.”
     1.42 Section 7.18. The following new Section 7.18 is added to the Credit Agreement to read in its entirety as follows:
     “Section 7.18. Capital Expenditures. Make Capital Expenditures other than for (A) Maintenance CapEx (not to exceed $5,000,000 annually for maintenance expenditures and to maintain Hydrocarbon leases of Oil and Gas Properties and of which up to $500,000 annually may be expended for drilling of wells) and (B) Completion CapEx; provided, however (i) Completion CapEx will not exceed $7,000,000 in the aggregate, (ii) Completion CapEx will not be expended on a well-by-well basis unless (i) MLP and Borrower, on the one hand, and QMLP and Bluestem, on the other hand, have entered into the Well Completion Undertaking and (ii) neither QMLP nor Bluestem has defaulted in its contractual well hook-up obligations under the Well Completion Undertaking.”
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     1.43 Section 7.19. The following new Section 7.19 is added to the Credit Agreement to read in its entirety as follows:
     “Section 7.19. Second Lien Senior Term Loan. Until repayment in full of the Revolving Loans and all other Obligations (other than contingent indemnity obligations and except for Obligations owing in connection with Lender Hedging Agreements) owing under this Agreement or any Loan Document, (i) no principal shall be paid or prepaid on account of the Indebtedness owing in connection with the Second Lien Senior Term Loan Agreement, (ii) no PIK Interest (as defined in the Second Lien Senior Term Loan Agreement) will be paid in cash, and (iii) no amendment or modification shall be made to the Second Lien Senior Term Loan Agreement that would increase the rate of interest thereunder, shorten the maturity thereof or make any other change to make the terms thereof more restrictive than the comparable terms in this Agreement or otherwise materially adversely affect the Lenders. In addition, Borrower shall deliver to the Administrative Agent and the Administrative Agent deliver to each Lender a copy of any amendment to the Second Lien Senior Term Loan Agreement promptly upon such amendment being executed.”
     1.44 Section 8.01(j). Section 8.01(j) of the Credit Agreement is amended to read in its entirety as follows:
     “(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or termination of all Revolving Commitments and satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party (or after the Recombination, any Excluded Loan Party) denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; provided, however, that the foregoing shall not apply to the Guaranty and other Collateral Documents of any Subsidiary that is Disposed of by the Borrower in accordance with the provisions of this Agreement; or”
     1.45 Section 8.01(n). Section 8.01(n) of the Credit Agreement is amended to read in its entirety as follows:
     “(n) Collateral; Impairment of Security, etc. (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party (or after the Recombination, any Excluded Loan Party) or any Loan Party (or after the Recombination, any Excluded Loan Party) shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than as permitted herein or in any Collateral Document) cease to be a perfected and first priority security interest subject to Permitted Liens; provided, however, that the foregoing shall not apply to the Guaranty and other Collateral Documents of any Subsidiary that is Disposed of by the Borrower in accordance with the provisions of this Agreement; or”
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

     1.46 Section 8.01(o). Section 8.01(o) of the Credit Agreement is amended to read in its entirety as follows:
     “(o) Borrowing Base Deficiency. If any Borrowing Base Deficiency continues to exist beyond the applicable time periods permissible under Section 2.04.”
     1.47 Exhibit C-Compliance Certificate. Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby amended in its entirety by Supplemental Exhibit C attached as Supplemental Exhibit C to this Fifth Amendment. Any references in the Credit Agreement to Exhibit C shall be deemed to refer to Supplemental Exhibit C from and after the Fifth Amendment Effective Date.
     1.48 Exhibit E-Methodology for Determining Allocated G&A Expense. Exhibit E (Methodology for Determining Allocated G&A Expense) attached to the Fifth Amendment is hereby made Exhibit E to the Credit Agreement for all purposes.
     1.49 Exhibit F-Methodology for Determining Allocated Taxes. Exhibit F (Methodology for Determining Allocated Taxes) attached to the Fifth Amendment is hereby made Exhibit F to the Credit Agreement for all purposes.
     Paragraph 2. Effective Date. This Fifth Amendment shall not become effective until the date (such date, the “Fifth Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below (which date must be on or before December 17, 2009):
     (a) this Fifth Amendment, executed by the Borrower, the Guarantors, the Administrative Agent and all the Lenders
     (b) payment of $15,000,000 to the Lenders in connection with a reduction of the Borrowing Base from $160,000,000 to $145,000,000;
     (c) a shared general and administrative expense analysis;
     (d) a monthly capital expenditure budget;
     (e) fees and expenses required to be paid pursuant to Paragraph 5 of this Fifth Amendment, to the extent invoiced prior to the Fifth Amendment Effective Date;
     (f) contemporaneous closing of the Eighth Amendment to the Second Lien Senior Term Loan Agreement;
     (g) an executed Consent signed by the First Lien Agent (as defined in the Intercreditor Agreement) required pursuant to Section 6.04 of the Intercreditor Agreement relating to the increase in the interest rate contemplated by the Eighth Amendment to the Second Lien Senior Term Loan Agreement;
     (h) contemporaneous closing of the Third Amendment to the QMLP Credit Agreement;
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

     (i) contemporaneous closing of the Second Amendment to the Second Amended and Restated Credit Agreement among Quest Parent, Royal Bank of Canada, as administrative agent and collateral agent, and Royal Bank of Canada, as lender; and
     (j) all documentation relating to the Fifth Amendment shall be satisfactory to the First Lien Lenders, as evidenced by their execution and delivery to the Administrative Agent of a signed signature page to this Fifth Amendment; and
     (k) such other assurances, certificates, documents and consents as the Administrative Agent may require.
     Paragraph 3. Acknowledgment and Ratification. The Borrower and the Guarantors each (i) consent to the agreements in this Fifth Amendment and (ii) agree and acknowledge that the execution, delivery, and performance of this Fifth Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, as amended and waived hereby, and all rights thereunder are hereby ratified and confirmed.
     Paragraph 4. Representations.
     (a) The Borrower and the Guarantors each represent and warrant to the Administrative Agent and the Lenders that as of the Fifth Amendment Effective Date and after giving effect to the waivers and amendments set forth in this Fifth Amendment (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.
     (b) The Borrower represents and warrants that neither the Recombination nor the Recombination Agreement will trigger any “change of control” provision in any oil, gas or other mineral lease of any Oil and Gas Properties having a PV10 of more than $100,000 in the aggregate, owned or leased by Borrower or any of its Subsidiaries, the effect of which “change of control” would be to terminate such lease or to deprive or dispossess Borrower or its Subsidiaries of the mineral estate created thereby or to deny to Borrower or its Subsidiaries the right to produce oil and gas therefrom and enjoy the benefits thereof.
     (c) The Borrower represents and warrants that 100% of the Borrowing Base Oil and Gas Properties owned or leased by Borrower or any other Loan Party have been subjected to a Lien in favor of the Administrative Agent and Collateral Agent for the benefit of the Lenders pursuant to one or more of the Collateral Documents. The Borrower further represents and warrants that if any Borrowing Base Oil and Gas Properties are not subject to a Lien in favor of the Administrative Agent and Collateral Agent for the benefit of the Lenders, Borrower shall comply with the requirements of Section 6.15 of the Credit Agreement and take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent or Collateral Agent, on behalf of the Lenders, has a Lien on all Borrowing Base Oil and Gas Properties, as required thereby.
     Paragraph 5. Expenses. The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred incident to this Fifth Amendment and preceding amendments including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Fifth Amendment (and such prior amendments) and any related documents, filing and recording costs and financial advisory advice provided to one or more of the Lenders including (i) all
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

reasonable costs, fees, and expenses of the Administrative Agent, including fees of its legal counsel, Thompson & Knight LLP, and its financial advisor, Zolfo Cooper LLC, (ii) all reasonable costs, fees, and expenses of Socété Générale, including fees of its counsel, Bracewell & Giuliani, LLP, (iii) all reasonable costs, fees, and expenses of Wachovia Bank National Association and RZB Finance LLC and their counsel K&L Gates, LLP, (iv) all reasonable costs, fees, and expenses of Amegy Bank National Association and its counsel, Jackson Walker, LLP, and (v) all reasonable costs, fees, and expenses of the Lenders’ financial advisor, Capstone Advisory Group, LLC.
     The Borrower further acknowledges that it has funded $75,000 to Capstone Advisory Group, LLC, as financial advisor to one or more Lenders. Borrower acknowledges that such payment, together with any other payments previously made by Borrower for financial or legal advisors to any Lender, are for work to be performed and are not maximum amounts or limits to the Borrower’s obligation to reimburse Lenders for such costs and expenses pursuant to Section 10.04 of the Credit Agreement (unless specifically so limited or capped in any written engagement agreement with such financial or legal advisor). Borrower further acknowledges and reconfirms its obligation under Section 10.04 to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under the Credit Agreement or the other Loan Documents. Borrower agrees and acknowledges that the foregoing costs and expenses have been and will be incurred in connection with a workout and restructuring of the Obligations under the Credit Agreement. Borrower agrees that the foregoing applies also to similar payments made by it in connection with the Second Lien Senior Term Loan Agreement.
     Paragraph 6. Miscellaneous.
     (a) This Fifth Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Fifth Amendment by reference. Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, (iii) this Fifth Amendment will be construed, and its performance enforced, under New York law and applicable federal law, (iv) if any part of this Fifth Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (v) this Fifth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.
     Paragraph 7. Entire Agreement. This Fifth amendment represents the final agreement between the parties about the subject matter of this Fifth Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     Paragraph 8. Parties. This Fifth Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent, the Documentation Agent, the Lenders, and their respective successors and assigns.
     Paragraph 9. Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Fifth Amendment.
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

     Paragraph 10. Release. As additional consideration for the execution, delivery and performance of this Fifth Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Fifth Amendment, the Borrower warrants and represents to the Administrative Agent, the Collateral Agent and the Lenders that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender or any defense to (i) the payment of Obligations under the Revolving Notes and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Revolving Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably hereby RELEASES, RELINQUISHES and forever DISCHARGES Administrative Agent, the Collateral Agent and the Lenders, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.
     Paragraph 11. Effectiveness of Facsimile Documents and Signatures. This Fifth Amendment may be transmitted and/or signed by facsimile. The effectiveness of any such signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent, the Documentation Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     The parties hereto have executed this Fifth Amendment in multiple counterparts to be effective as of the Fifth Amendment Effective Date.
Remainder of Page Intentionally Blank
Signature Pages to Follow.
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the Fifth Amendment Effective Date.

BORROWER:

QUEST CHEROKEE, LLC,
as Borrower

By:	/s/ David Lawler

David Lawler
President

GUARANTORS:

QUEST ENERGY PARTNERS, L.P.,
as a Guarantor

By:	QUEST ENERGY GP, LLC,
Its General Partner

	By:	/s/ David Lawler

David Lawler,
President and Chief Executive Officer

QUEST CHEROKEE OILFIELD SERVICE, LLC,
as a Guarantor

By:	QUEST CHEROKEE, LLC,
Its Sole Member

	By:	/s/ David Lawler

David Lawler,
President

STP NEWCO, INC.,
as a Guarantor

By:	/s/ David Lawler

David C. Lawler,
President and Chief Executive Officer
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 1

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

	By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agency
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 2

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	L/C ISSUER AND LENDER:

ROYAL BANK OF CANADA, as a Lender
and L/C Issuer

	By:	/s/ Leslie P. Vowell
Leslie P. Vowell
Attorney-in-Fact
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 3

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	KEYBANK NATIONAL ASSOCIATION,
as Documentation Agent and a Lender

	By:	/s/ Robert F. Pollis, Jr.
	Name:	Robert F. Pollis, Jr.
	Title:	Senior Vice President
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 4

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Saqib Khawaja
	Name:	Saqib Khawaja
	Title:	Vice President
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 5

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	SOCIÉTÉ GÉNÉRALE, as a Lender

	By:	/s/ Stephen W. Warfel
	Name:	Stephen W. Warfel
	Title:	Managing Director
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 6

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	WACHOVIA BANK, N.A., as a Lender

	By:	/s/ Ronald F. Bentien, Jr.
	Name:	Ronald F. Bentien, Jr.
	Title:	Director
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 7

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	COMERICA BANK, as a Lender

	By:	/s/ V. Mark Fuqua
	Name:	V. Mark Fuqua
	Title:	Senior Vice President
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 8

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	AMEGY BANK, N.A., as a Lender

	By:	/s/ Terry Owen McCarter
	Name:	Terry Owen McCarter
	Title:	Senior Vice President
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 9

AGREED TO AS OF THE FIFTH
AMENDMENT EFFECTIVE DATE:	RZB FINANCE, LLC, as a Lender

	By:	/s/ Shirley Ritch

	Name:	Shirley Ritch
	Title:	Vice President

	By:	/s/ Christopher Hoedl

	Name:	Christopher Hoedl
	Title:	First Vice President
Fifth Amendment to Quest
Cherokee Amended and
Restated Credit Agreement

Signature Page 10

SUPPLEMENTAL EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
(Pursuant to Section 6.02 of the Agreement)
Financial Statement Date:                     ,

To:	Royal Bank of Canada, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 15, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Resource Corporation, a Nevada corporation, as initial co-borrower, Quest Cherokee, LLC, a Delaware limited liability company (the “Borrower”), Quest Energy Partners, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.
     The undersigned Responsible Officers hereby certify as of the date hereof that they are the                                                              [of the General Partner]1 of the MLP and the                                          of the Borrower, and that, as such, they are authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the MLP and the Borrower, and that:
     [Use the following for fiscal year-end financial statements]
     Attached hereto as Schedule 1 are the year-end audited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(a) of the Agreement for the fiscal year of the MLP ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and
     [Use the following for fiscal quarter-end financial statements]
     Attached hereto as Schedule 1 are, the unaudited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(b) of the Agreement for the fiscal quarter of the MLP ended as of the above date and the portion of the MLP’s fiscal year then ended, together with a certificate of a Responsible Officer of the MLP or the Borrower, as applicable, stating that such financial statements fairly present the financial condition, results of operations and cash flows of the MLP and the Borrower, as applicable, and their respective Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     [Use the following for both fiscal year-end and quarter-end financial statements]
     1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

[1]	Delete after the closing of the Recombination.

Exhibit E Page 1

     2. A review of the activities of the MLP and the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the MLP and the Borrower performed and observed all their respective Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):
     3. The covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

QUEST CHEROKEE, LLC,
a Delaware limited liability
company, as Borrower

By	QUEST ENERGY PARTNERS, L.P.,
its Sole Member

By	QUEST ENERGY GP, LLC,
Its General Partner

By:
Name:

Title:

Exhibit E Page 2

For the Quarter/Year ended
                                                             (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.16(a) – Current Ratio
	A.	Consolidated current assets (plus unused Borrowing Base availability) as at most recent Financial Statement Date:	$
	B.	Consolidated current liabilities as at most recent Financial Statement Date:	$
	C.	Is ratio of I.A. to I.B at least 1.0 to 1.0	Yes/No
II.	Section 7.16(b) — Interest Coverage Ratio.

A.	Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement definition of “Consolidated EBITDA”):
	1.	Consolidated EBITDA for Subject Period:	$
	2.	Deleted	$
	3.	Consolidated EBITDA (Lines II.A.1 + II.A.2)	$
B.		Consolidated Interest Charges for the Subject Period
	1.	Consolidated Interest Charges for the four consecutive fiscal quarters ending on the Statement Date):	$
	2.	Pro forma adjustment for Consolidated Interest Charges during the four consecutive fiscal quarters ending on the Statement Date (Section 7.16(c)):	$

	3.	Consolidated Interest Charges (Lines II.B.1 + II.B.2):	$

C.		Interest Coverage Ratio
	1.	Consolidated EBITDA (Line II.A.3):	$
	2.	Consolidated Interest Charges (Line II.B.3):	$
	3.	Imputed interest charges on Synthetic Lease Obligations of the MLP and its Subsidiaries for the Subject Period:	$
	4.	Interest Coverage Ratio: (Line II.C.1) divided by (Lines II.C.2 + II.C.3):	to 1.0

		Is the Interest Coverage Ratio less than 2.5 to 1.0?	Yes/No

III.	Section 7.16(c) — Leverage Ratio.

A.	Consolidated Funded Debt
	1.	Consolidated Funded Debt on Statement Date (borrowed money Indebtedness, letter of credit reimbursement obligations, Capital Leases, Synthetic Leases, Guaranty Obligations)	$

Exhibit E Page 3

B.	Consolidated EBITDA
	1.	Consolidated EBITDA (Line II.A.3 above)
	2	Total Leverage Ratio: (Line III.A.1) divided by (Line III.B.1):	to 1.0
	3.	Is the Interest Coverage Ratio less than 3.5 to 1.0	Yes/No

EXHIBIT F
METHODOLOGY FOR DETERMINING ALLOCATED G&A EXPENSE

Shared G&A Services Allocation Shared G&A Services Allocation November 2009

2010 Shared Services Allocation Procedure . G&A is composed of two categories: . Third-party services that are performed on behalf of and directly billed to individual Quest entities (QRCP, QELP, & QMLP) . Shared services billed through Quest Energy Services (QES) . d S (QES) . QES shared services are composed of two components: . Directly allocable expenses, such as: — Expenses incurred by a QES employee performing a discreet project for a single Quest entity (for example, airfare for a trip to visit a Quest Midstream only customer) . Shared services costs, such as: — Salaries of QES employees that perform services for the benefit of multiple Quest entities — Shared overhead of QES employees (for example, rent/utilities of office space) . Shared services employee compensation allocations are updated monthly by each QES employee. Shared services overhead costs are allocated based on a compensation-weighted time allocation of all QES employees that is updated on a monthly basis . . The forecasted 2010 G&A budget, reflected in the projections, assumes a 12/31/09 recombination. Therefore, continued professional fees as a result of the now-forecasted 1st quarter 2010 recombination are not reflected in the current budget (1)

Allocation Mechanics Example 1 — A/P and Purchasing 1) QES Accounts Payable (A/P) employees perform services for each individual Quest entity as well as for the shared services entity (QES) 2) On a monthly basis, each A/P employee allocates the amount of their time they anticipate working on projects related to each Quest entity identified in Figure 1 below related to each Quest entity identified in Figure 1 below 3) Non-QES time allocations are grossed up to 100% (for use in compensation-weighted QES time allocation — see step 4) 4) Final monthly time of A/P employees for QES allocation is calculated, as sum of Fi 1 N b 2009 Q t A/P & P hi C All W k ht A. Direct allocation of non-QES overhead B. Allocation of QES overhead based on overall compensation-weighted monthly time allocation of all QES employees, which is calculated per the 100%-gross up of direct time allocation (per step 3) Figure 1: November 2009 Quest A/P & Purchasing Compensation Allocation Worksheet Employee QMLP QELP QRCP QES Name BSP + KPC Cherokee Appalachia Appalachia Other Overhead QMP QELP QRCP QMLP QELP QRCP QMLP QELP QRCP Employee 1 (Manager) Employee’s Time Allocation % to: Final Employee’s Time Spent on the Following: Employee’s Time Allocation % to: Convert Non-OKC to 100% for QES Calc 2 3 41 py ( g ) Employee 1 10% 45% 40% 0% 2% 3% 10% 85% 2% 10% 88% 2% 11% 87% 3% Employee 2 20% 35% 5% 5% 18% 17% 20% 40% 23% 24% 48% 28% 24% 50% 26% Employee 3 20% 50% 10% 10% 5% 5% 20% 60% 15% 21% 63% 16% 21% 63% 16% Employee 4 20% 40% 10% 10% 10% 10% 20% 50% 20% 22% 56% 22% 23% 56% 22% Employee 5 30% 40% 10% 10% 5% 5% 30% 50% 15% 32% 53% 16% 31% 53% 16% Employee 6 65% 5% 0% 25% 2% 3% 65% 5% 27% 67% 5% 28% 66% 7% 28% Employee 7 25% 25% 13% 13% 13% 12% 25% 38% 26% 28% 43% 29% 28% 44% 28% Compensation-Weighted Monthly Time Allocation Average (Excluding Co. 14) 25% 58% 17% 4A 4B (2)

Allocation Mechanics Example 2 — Management Team . Compensation of Quest management team and executive support staff are currently allocated 45%/45%/10% between QMLP, QELP, and QRCP respectively. Since mid-year 20092009, management efforts have been focused on recombination Per section 8.12 of the Merger Agreement executed July 2, 2009, “all costs and expenses incurred by the parties to this Agreement in connection with this Agreement and the transaction contemplated hereby shall be paid on the basis of 10% by QRCP,, 45% by QELP and 45% by QMLP” . After recombination is completed or is no longer being pursued, time allocations will be adjusted as needed at direction of individual employees on a monthly basis Final Employee’s Time Name Allocation %to: Last QMLP QELP QRCP President & CEO Employee 1 Employee 1 45% 45% 10% 45% 45% 10% Employee 2 45% 45% 10% Employee 3 45% 45% 10% Employee 4 45% 45% 10% Employee 5 45% 45% 10% Employee 6 45% 45% 10% Employee 7 45% 45% 10% 7 45% 45% 10% Employee 8 45% 45% 10% (3)

EXHIBIT G
METHODOLOGY FOR DETERMINING ALLOCATED TAXES
OUTLINE OF TERMS OF TAX SHARING AGREEMENT
     1. Overview. The Tax Sharing Agreement will provide for the allocation and sharing of income taxes among PostRock Energy Corporation (“Parent”), Quest Energy Partners, LLC and its subsidiaries (collectively, “QELLC”), Quest Midstream Partners, LLC and its subsidiaries (collectively “QMLLC”), and Quest Resource Corporation and its subsidiaries other than QMLLC and QELLC (collectively, “QRC”), for taxable periods beginning on or after the date of the recombination (“Tax Periods”).
     2. Allocation and Sharing of U.S. Federal Income Taxes. For each Tax Period, Parent will file a consolidated U.S. federal income tax return which includes the income, gains, losses, deductions, and credits (“Tax Items”) of each of QRC, QELLC, and QMLLC for such Tax Period. Each of QRC, QELLC, and QMLLC will pay its respective allocable share of U.S. federal income taxes to Parent for each Tax Period. Such allocable share shall equal the amount of U.S. federal income tax that would have been owed to the IRS for such Tax Period by QRC, QELLC, or QMLLC, as the case may be, determined as if such entity were a C corporation that filed its own separate corporate return for U.S. federal income tax purposes and by taking into account (i) Tax Items generated by such entity during such Tax Period which are includible on Parent’s consolidated federal income tax return and (ii) any net operating losses, net capital losses, or tax credits generated by such entity in any other Tax Periods (excluding taxable periods ending on or prior to the date of the recombination) which could have been carried forward to such Tax Period if such entity were a C corporation that filed its own separate corporate return (and elected to waive any carryback of any such losses or credits) for U.S. federal income tax purposes for each Tax Period.
     3. Allocation and Sharing of State Income Taxes. In those states where QRC, QELLC, or QMLLC are included in a combined, unitary or consolidated return filed by Parent, QRC’s, QELLC’s, or QMLLC’s respective shares of any such state income taxes payable to Parent shall be determined in a manner similar to that described in the preceding paragraph, but by applying applicable state tax law (rather than federal tax law) in determining the amount of Tax Items and net operating loss, tax credit or other tax attribute carryovers.
     4. Payment of Tax Sharing Amounts. Any tax sharing amounts, including estimated taxes, payable by QRC, QELLC, or QMLLC for a Tax Period under the foregoing provisions shall be paid to Parent no later than 5 days prior to the date that such taxes are due and payable by Parent to the applicable taxing authority. In cases where estimated or interim tax payments are made to Parent for a Tax Period, QRC’s, QELLC’s, and QMLLC’s respective shares of the estimated or interim tax payments shall be determined in a manner similar to that described in the preceding paragraphs (but shall be based on estimates for the portions of the Tax Period covered by the estimated or interim tax payment).
     5. Tax Adjustments. If any adjustment is subsequently made to the Tax Items of QRC, QELLC, or QMLLC pursuant to an original or amended return, refund claim, audit adjustment or administrative or judicial decision, QRC’s, QELLC’s, and QMLLC’s respective allocable shares of tax liability shall be readjusted accordingly and any payments required to conform to such adjustment shall be made to or by Parent.

Exhibit G Page 1